EXHIBIT 99.1

Turner Venture Group Announces Completion of OTC Filings Internal Review

HOUSTON, Texas - August 20, 2020 -- Accesswire Announcement -- Turner Valley Oil and Gas, Inc. (the “Company”) (“Turner”) (OTC: TVOG), now doing business as Turner Venture Group, Inc., pending state filings, is pleased to announce it has reached another milestone after settling significant debts outstanding and has internally completed requirements for OTC Markets filings.

As previously announced, accounting and legal contractors were hired and paid to complete the March 31, 2020 and June 30, 2020 financial statements, disclosures and legal opinion. Turner is pleased to say these quarterly and annual financial statements and disclosure documents have all been completed and will be posted to OTC Markets disclosure after OTC finishes processing our Change in Control and OTCIQ applications currently under review by their Compliance Analyst. At that point in time, the Attorney Opinion letter on the annual disclosures can also be filed which will then bring the Company into fully compliant OTC Pink Current status.

Due to the current pandemic, OTC Markets, like many organizations similarly affected, are operating with delayed capacity to perform normal operations. The Company has submitted all necessary payments and documents to the best of its knowledge, and is waiting for OTC Markets to complete processing of the applications as mentioned above. In order to promptly provide adequate current information to shareholders we have added these pending disclosures including financial statements and disclosure statements to the Corporate Website until such time as the filings can be made through the OTC Markets website. Please use the following links:

https://tvoginc.com/investorrelations/financial-disclosures/

The Company is now operating as a Venture Holding Company that acquires equity interests in innovative products and companies within the health, wellness, sanitation, infrastructure and critical supply chain segments. New management has been appointed with James B. Smith, CPA as Chairman and CEO.

The Company's first acquisition is a product development company with proprietary hand sanitizer formulas. Additionally,  major social influencer partners and corporate distribution contracts are under negotiation to expand product distribution channels. Completion of these contracts are expected to be announced in the near future.

After completing the $25,000 seed round previously mentioned the Company has advanced the next round of private placements for $100,000 to support our growth strategy and fund additional acquisitions. The Company is pleased to announce it has already received commitments for $51,000 from the two rounds.

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“The Company is diligently pursuing our pending acquisitions as we finalize the remaining turnaround steps. Bringing our disclosure filings to a current status will provide adequate disclosure for trading in our securities and assurance of transparency in the investment community as we move towards becoming a fully audited SEC reporting issuer. I have been working closely with our shareholder committee and we have several significant updates pending regarding our new acquisitions and other deals that are almost ready,” CEO James B. Smith stated in regards to progress toward previously outlined Company milestones.

Please refer to most recent website announcements for more information:

https://tvoginc.com/2020/06/turner-announces-special-shareholder-resolution-appointing-new-management/

https://tvoginc.com/2020/06/turner-announces-corporate-updates-and-advancement-plan/

About Turner Valley Oil and Gas, Inc.

Turner (OTC:TVOG) is a Venture Holding Company that acquires equity interests in innovative products and companies within the health, wellness, sanitation, infrastructure and supply chain technology segments.

Disclosures

Certain statements in this press release are forward-looking and involve a number of risks and uncertainties. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended.

Key Links:

OTCMarkets Profile:	http://www.otcmarkets.com/stock/TVOG/profile
Disclaimer:	https://TVOGinc.com/contactus/disclaimer/
Corporate Website:	http://TVOGInc.com
Twitter:	http://twitter.com/tvoginc

Contacts:

James B. Smith, CEO, Chairman Turner Valley Oil And Gas, Inc.
Address:	317 Sidney Baker South Suite 400-264 Kerrville, TX 78028
Phone:	1-281-826-4289
Email:	TurnerVentureGroupInc@gmail.com

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